                                                                    Exhibit 1(b)


                                 $1,500,000,000

                           J. C. PENNEY COMPANY, INC.

                               Medium-Term Notes
                               -----------------


                                AGENCY AGREEMENT
                                ----------------


                                                           _______________, 1994

CS First Boston Corporation
 Park Avenue Plaza
  New York, New York 10055.

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
         North Tower,
          World Financial Center,
           New York, New York 10291-1218.

Morgan Stanley & Co. Incorporated,
 1251 Avenue of the Americas,
  New York, New York 10020.

J.P. Morgan Securities Inc.
 60 Wall Street
  New York, New York 10260


Dear Sirs:

         1. Introduction. J. C. PENNEY COMPANY, INC., a Delaware corporation
            ------------
("Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, "Agents") with respect to the issue and sale from time to time by the Issuer of its medium-term notes registered under the Registration Statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security), but the Issuer reserves the right to sell Securities on its own behalf directly or through affiliates, and upon notice to each of you, to enter into agreements substantially identical hereto with other agents. Securities may be sold pursuant to Section 3 of this Agreement or as contemplated by Section 11 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such Registration Statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of April 1, 1994 (said Indenture, and all indentures supplemental thereto, being hereinafter called the "Indenture"), between the Issuer and Bank of America National Trust and Savings Association, as trustee ("Trustee").

          The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities ("Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

         2. Representations and Warranties of the Issuer. The Issuer represents
            --------------------------------------------
and warrants to, and agrees with, each Agent as follows:

          (a) A Registration Statement (No. 33-_____), including a prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933 ("Act"). Such Registration Statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended, ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus; and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act; the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon (i) written information furnished to the Issuer by any Agent specifically for use therein or (ii) that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

         3. Appointment as Agents; Agreement of Agents; Solicitations as Agents.
            -------------------------------------------------------------------
          (a) Subject to the terms and conditions stated herein, and subject to the right of the Issuer to sell Securities on its own behalf directly or through affiliates or through other agents, the Issuer hereby appoints each of the Agents as a non-exclusive agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others.





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          (b)  On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Issuer, to use reasonable best efforts when requested by the Issuer to solicit offers to, purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

          Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Agent shall promptly suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

          The Issuer reserves the right in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will immediately suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Days" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

          The Agents are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of $100,000 with integral multiples of $1,000 in excess thereof (or the equivalent thereof in one or more currencies or currency units other than U.S. dollars). Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

          (d) Administrative procedures respecting the sale of Securities ("Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Issuer, 6501 Legacy Drive, Plano, Texas, not later than





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10:00 a.m., New York City time, on the date at this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

          4. Certain Agreements of the Issuer. The Issuer agrees with the
             --------------------------------
Agents that it will furnish to Sullivan & Cromwell, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

          (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act and no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time and any time when either any Agent shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer prosposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or





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     supplemented to reflect the information contained in such announcement
     The Issuer also will furnish each Agent with copies of all material press releases or announcements to the general public. The Issuer will immediately notify each Agent of any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), with which the Company has an ongoing relationship, or any public announcement that any such organization has placed its rating of the Issuer's debt securities under surveillance or review (other than an announcement with positive implications of a possible upgrading) as soon as the Issuer learns of such downgrading or public announcement.

          (d) As soon as practicable, but not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to Its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will use its reasonable best efforts to arrange for the qualification of the Securities for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Agents reasonably designate and will in diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Securities.

          (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year,
     (ii) as soon as practicable, a copy at each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request.

          (h) The Issuer will pay all reasonable expenses incident to the performance of its obligations under this Agreement or any agreement contemplated by Section 11 hereof and will reimburse each Agent for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by it In connection with qualification of the Securities for sale, and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for reasonable expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Agent and for each Agent's reasonable expenses (including the





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     reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement (including any purchases of Notes by any Agent for resale as contemplated by Section 11).

          5. Conditions of Obligations of the Agents. The obligation of
             ---------------------------------------
each Agent under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligtions hereunder, and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact or omit to state a fact which is required to be stated therein or is necessary to make the statements therein not misleading, which, in the opinion of Sullivan & Cromwell or counsel of the Issuer, is material.

          (c) There shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer and subsidiaries, taken as a whole, which, in the judgment at such Agent, materially impairs the investment quality of the Securities.

          (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of C. R. Lotter, Executive Vice President, Secretary and General Counsel of the Issuer, to the effect that:

               (i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;





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               (iii)  The Securities have been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (c) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

               (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; there has not been disclosed to such counsel any information giving him reason to believe that such Registration Statement as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character





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          required to be described in the Registration Statement or the
          Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (v) No consent, approval, authorization or order of, or filing with any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

               (vi) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities, and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any of its property or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property of the Issuer is subject, or the charter or by-laws of the Issuer, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Company with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph); and

               (vii) This Agreement has been duly authorized, executed and delivered by the Issuer.

          (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the Chairman of the Board, any Vice Chairman of the Board, the President of JCPenney Stores & Catalog or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, taken as





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
     a whole, which materially impairs the investment quality of the Securities, except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (f) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of KPMG Peat Marwick, in form and substance satisfactory to the Agents, with respect to financial statements and certain financial Information contained in or incorporated by reference in the Registration Statement and the Prospectus. Such letter shall be in substantially the form, and contain substantially the information, as those letters heretofore furnished by KPMG Peat Marwick in connection with underwritten offerings of the Issuer.

          (g) The Agents shall have received from Sullivan & Cromwell, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the issuer, the validity of the Securities, the Registration Statement, the Prospectus and to such of the matters stated in paragraph 5(d) above and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6. Additional Covenants of the Issuer. The Issuer agrees that:
             ----------------------------------  ----------------------

          (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the Chairman of the Board, any Vice Chairman of the Board, the President of JCPenney Stores and Catalog or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu at such certificate, a





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
     certificate of the same tenor as the certificate referred to in Section 5(e); provided, however, that any certificate furnished under this Section
           -----------------
     6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b), the Issuer shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; provided, however, that to
                                                  -----------------
     the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered under Section 5(d) or this Section
     6(c); provided further, however, that any opinion or opinions furnished
           -------------------------
     under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered under Section 5(d) or this Section 6(c) speaks and ending on such Representation Date.

          (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause KPMG Peat Marwick, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof; provided, however, that to the extent appropriate such letter
                  -----------------
     may reconfirm matters set forth in a prior letter delivered pursuant to
     Section 5(f) or this Section 6(d); provided further, however, that any
                                        -------------------------
     letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) On each settlement date for the sale of Securities, the Issuer shall, if reasonably requested by the Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and (iii) of
     Section 5(d) hereof; provided, however, that any opinion furnished under
                          -----------------
     this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of
     Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

          (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, in all material respects, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and
     (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7.  Indemnification and Contribution.
              --------------------------------

          (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however;
                                                           -----------------
that the Issuer will not be liable to such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent for use therein, or
(ii) in that part of the Registration Statement constituting its Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

          (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 is unavailable for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Issuer and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Agents pursuant to this Agreement, and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and
the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

     8. Status of Each Agent. In soliciting offers to purchase the Securities
        --------------------
from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly. Each Agent will make reasonable best efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

     9.  Survival of Certain Representations and Obligations. The respective
         ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of any payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them or
(ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obigations of the Issuer under the second sentence of Section 4(b), under Section 4(a), 4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

     10. Termination.  This Agreement may be terminated for any reason at any
         -----------
time by the Issuer as to any Agent or, in the case of an Agent by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

     11. Purchases as Principal. From time to time, any Agent may agree with
         ----------------------
the Issuer to purchase Securities from the Issuer as principal and (unless the Issuer and such Agent may otherwise agree) such purchase shall be made in accordance with the terms of a separate agreement ("Purchase Agreement") in the form attached hereto as Exhibit C. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. Whether or not the Issuer and an Agent execute and deliver an agreement in connection with any such sale and purchase, such sale and purchase shall, unless the Issuer and such Agent otherwise expressly agree in writing, be made pursuant to a Purchase Agreement in the form attached hereto as Exhibit C with such additional provisions relating to the terms of the Securities and of the purchase and sale (and, if applicable, resale) thereof as shall be set forth in the Purchase Information delivered pursuant to the Procedures, and such Agent's compensation shall, unless otherwise agreed between the Issuer and such Agent, be the amount thereof set forth in the Pricing Supplement.

     12. Sales of Securities Denominated in a Currency other than U.S. Dollars
         ---------------------------------------------------------------------
or of Indexed Securities. If at any time the Issuer with any of the Agents
- ------------------------
shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and any such Agent may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. The Agents are authorized to solicit offers to purchase Securities with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Issuer shall agree to any sales of such Securities (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.

     13. Notices. Except as otherwise provided herein, all notices and other
         -------

communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to The First Boston Corporation shall be directed to it at Park Avenue Plaza, New York, New York 10055, Attention: Mr. Joseph Fashano, to Merrill Lynch & Co. shall be directed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, 23rd Floor, World Financial Center, New York, New York 10281-1322, Attention: MTN Product Management, J. Patrick Hannon, phone number (212) 449-7582, fax number (212) 449-2234; to Morgan Stanley & Co. Incorporated shall be directed to it at 1221 Avenue of the Americas, New York, New York, 10020, Attention: Managing Director Debt Syndicate, phone number (212) 246-4289, fax number (212) 764-7490, with a copy to 1251 Avenue of the Americas, Attention: Manager, Credit Department, phone number (212) 703-4000, fax number (212) 703-4574; and to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York
10260, Attention:            , phone number             , fax number          ;
and notices to the Issuer shall be directed to it if by mail, to P.O. Box 10001, Dallas, Texas 75265-9000, and if sent otherwise, to 6501 Legacy Drive, Plano, Texas 75024-3698, Attention: C.R. Lotter, Secretary; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 13. Any such notice shall take effect at the time of receipt.

     14. Successors. This Agreement will inure to the benefit of and be binding
         ----------
upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

     15. Governing Law; Counterparts. This Agreement shall be governed by and
         -------------  ------------
construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                      Very truly yours,


                                      J.C. PENNEY COMPANY, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

CONFIRMED AND ACCEPTED, as of the
  date first above written:

CS FIRST BOSTON CORPORATION



By:
   ---------------------------------
   Name:
   Title:


MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED



By:
   ---------------------------------
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED



By:
   ---------------------------------
   Name:
   Title:


J.P. MORGAN SECURITIES INC.



By:
   ---------------------------------
   Name:
   Title:

                                                                   EXHIBIT A


     The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:

                                                     Commission Rate
                                                   (as a percentage of
           Term                                      principal amount)
           ----                                     ------------------

9 months to less than 12 months                            .125%

12 months to less than 18 months                           .150

18 months to less than 24 months                           .200

24 months to less than 30 months                           .250

30 months to less than 3 years                             .300

3 years to less than 4 years                               .350

4 years to less than 5 years                               .450

5 years to less than 7 years                               .500

7 years to less than 10 years                              .550

10 years to less than 20 years                             .600

20 years to 30 years                                       .750

Greater than 30 years                                To be negotiated
                                                     at time of trade

                                                                      EXHIBIT B

                          ADMINISTRATIVE PROCEDURES
                          -------------------------

     The Medium-Term Notes - Series A due from nine months to 30 years from their issue date ("Notes"), are to be offered on a continuing basis by J. C. Penney Company, Inc. ("Issuer"). CS First Boston, as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable best efforts to solicit offers to purchase the Notes, but the Issuer reserves the right to sell the Notes on its own behalf directly or through affiliates and, upon notice to each Agent, to enter into agreements substantially identical to the Agency Agreement with other agents. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to an Agency Agreement, dated September 16, 1991 ("Agency Agreement"), among the Issuer and the Agents and will be issued pursuant to an Indenture, dated as of April 1, 1994 as supplemented by a First Supplemental Indenture, dated as of March 15, 1983, a Second (said Indenture, and all Indentures supplemental thereto, being hereinafter called the "Indenture"), between the Issuer and Bank of America National Trust and Savings Association, as trustee ("Trustee"). In connection with certain procedures to be followed with respect to the settlement of sales of Notes as set forth in this Administrative Procedures, the Issuer has appointed Chemical Bank as its Issuing Agent. With respect to the Notes, Chemical Bank will also act as Paying Agent and Authenticating Agent under the Indenture and, as may be required, Calculation Agent and Exchange Rate Agent for the Issuer. All references herein to Chemical Bank, regardless of the capacity in which it is acting, will be to the "Paying Agent".

     The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered under the Securities Act of 1933 ("Act"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes", "Special Provisions Relating to Foreign Currency Notes", "United States Taxation", "Plan of Distribution of Notes" and "Glossary" in the Prospectus
Supplement relating to the Notes, dated         , 1994, attached hereto and
hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of Securities" and "Plan of Distribution" in the
Prospectus relating to the Notes, dated           , 1994, attached hereto and
hereinafter referred to as the "Prospectus". Defined terms used herein but not defined herein shall have the meanings assigned to them in the Agency Agreement, the Prospectus or the Prospectus Supplement.

     The Notes will be represented either by Global Notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC or such nominee ("Book-Entry Notes") (it being understood that only each Global Note and not any such Book-Entry Note represented thereby constitutes a Security under the Indenture) or by certificates delivered to the Holders thereof or Persons designated by such Holders ("Certified Notes"). Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes".

     Notes which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable are referred to herein as "Original Issue Discount Notes". For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled "United States Taxation -- Original Issue Discount" in the Prospectus Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be amde in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. Notes denominated in one or more currencies or currency units other than U.S. dollars are referred to herein as "Foreign Currency Notes". For special provisions relating to Foreign Currency Notes, see the sections entitled "Special Provisions Relating to Foreign Currency Notes" in the Prospectus Supplement. Specific information concerning the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.

     Notes which provide that amounts payable by the Issuer in respect of principal of or any premium or interest on the Notes shall be determined by reference to the value, rate or price of one or more specified indices, are referred to herein as "Indexed Notes". Specific information pertaining to the method for determining the principal amounts payable, a historical comparison of the value, rate or price of the specified index, indices and the face amount of the Indexed Note and certain additional tax considerations will be described in the applicable Pricing Supplement.

     Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Book-Entry Notes. Administrative and record-keeping responsibilities will be handled by the Issuer. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

     Except as otherwise specified, all time references herein shall be to New York City time on the date of the event, act or notice referred to in the particular provision.

PART I:  PROCEDURES APPLICABLE TO ALL NOTES
         ----------------------------------

Issue Date
- ----------

     Each Note will be dated the date of its authentication. Each Note will also bear an original issue date ("Issuer Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

Price to Public
- ---------------

     Except as otherwise specified in a Pricing Supplement, each Note will be issued at 100% of principal amount.

Maturities; Minimum Purchase
- ----------------------------

     Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least nine months but not more than 30 years after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000 with integral multiples of $1,000 in excess thereof.


Interest Payments
- -----------------

     Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note, in the Prospectus Supplement and in the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

     On the fifth Business Day immediately preceding each Interest Payment Date, the Paying Agent will furnish the Issuer with the total amount of interst payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date. The Paying Agent will provide monthly, to the Issuer, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. Except with respect to Book-Entry Notes, the Paying Agent will assume responsibility for withholding taxes on interest paid as required by law.


Redemption/Repayment
- --------------------

     If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

     If indicated in the applicated Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.


Procedures for Establishing the Terms of the Notes
- --------------------------------------------------

     The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any reasonable indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to have copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Securities and Exchange Commission ("Commission") pursuant to Rule 424 under the Act. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented the offer ("Presenting Agent"). No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

     If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will immediately suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer may establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and will arrange to have copies of the Pricing Supplement, filed with, or transmitted by means reasonably calculated to result in filing with, the Commission pursuant to Rule 424 and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements at the posted rates may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

     Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation:  Amendment or Supplement
- ----------------------------------------------------

     As provided in the Agency Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time, and upon receipt of such instruction from the Issuer, the Agents will each immediately suspend solicitation until such time as the issuer has advised them that solicitation of offers to purchase may be resumed.

     If the Agents receive the notice from the Issuer contemplated by Section 3(b) or 4(b) of the Agency Agreement, they will immediately suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer is required, pursuant to Section 4(b) of the Agency Agreement, to prepare an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The

Issuer will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

     Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Presenting Agent and the Paying Agent if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers
- --------------------

     Each Agent will promptly advise the Issuer, orally or in writing, of each reasonable offer to purchase Notes received by it. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may in its discretion reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Presenting Agent.

Confirmation
- ------------

     For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a separate confirmation to the Issuer, setting forth the Purchase Information (as defined under II below with respect to Certificated Notes and III below with respect to Book-Entry Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued
              -----------------
to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

Determination of Settlement Date
- --------------------------------

     The receipt of immediately available funds by the Issuer in payment for a Note and (i) in the case of Certificated Notes, the authentication and issuance of such Note and (ii) in the case of Book-Entry Notes, entry by the Presenting Agent of a DTC Same-Day Funds Settlement System ("SDFS") deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchase of, such Note, shall, with respect to such Note, constitute "settlement". All offers accepted by the Issuer will be settled on the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer to purchase. No later than 11:00 a.m., on the settlement date, the Issuer will instruct the Paying Agent to authenticate and deliver the Notes no later than 2:15 p.m. on the settlement date.

Delivery of Prospectus
- ----------------------

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered by the Presenting Agent to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of an SDFS deliver order through DTC's Participant Terminal System to credit a Note to the account of a Participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.) Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures
- --------------------------

     The Issuer will caused the Paying Agent to furnish the Agents from time to time with the specimen signatures of each of the Paying Agent's officers, employees or agents who have been authorized by the Paying Agent to authenticate Notes, but no Agent will have any obligation or liability to the Issuer or the Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Paying Agent on any Certificated Note or Global Note (as defined in Part III), unless the Agent knows or has reason to believe that such signature may not be authentic.

Business Day
- ------------

     "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, with respect to LIBOR notes, a London Banking Day. "London Market Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Paying Agent Not to Risk Funds
- ------------------------------

     Nothing herein shall be deemed to require the Paying Agent to risk or expend its own funds in connection with any payment made to the Issuer, the Agents, DTC or any Noteholder, it being understood by all parties that payments made by the Paying Agent to the

Issuer, the Agents, DTC or any Holder of a Note shall be made only to the extent that funds are provided to the Paying Agent for such purpose.

PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
          ------------------------------------------------

Form and Denominations
- ----------------------

     The Certificated Notes shall be issued only in fully registered form in denominations of $100,000 with integral multiples of $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in such minimum denomination, not less than the equivalent of $100,000 with integral multiples of $1,000 in excess thereof, and such greater denomination or denominations in excess thereof, as shall be set forth in the applicable Pricing Supplement. However, Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest shall be issued only in a minimum aggregate amount of $2,500,000.

Transfers and Exchanges
- -----------------------

     A Certificated Note may be presented for transfer or exchange at the office of Chemical Bank, Room 234 North Building, Corporate Trust Security Window, 55 Water Street, New York, New York 10041, or by mail to Chemical Bank Debt Operations Department, JAF Building, P.O. Box 2862, GPO Station, New York 10016-2862 or such other place or transfer agent as the Issuer may designate ("Transfer Agent"). Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Transfer Agent. Certificated Notes will not be exchangeable for Book-Entry Notes.

Payment at Maturity
- -------------------

     Upon presentation of each Certificated Note at Maturity, the Paying Agent will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the Certificated Note is presented in time for the Paying
       --------
Agent to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Paying Agent with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be canceled by the Paying Agent as provided in the Indenture. For special provisions relating to Foreign Currency Notes, see the section entitled "Special Provisions Relating to Foreign Currency Notes" in the Prospectus Supplement.

Details for Settlement
- ----------------------

     For each offer for Certificated Notes accepted by the Issuer, the Presenting Agent shall communicate to the Issuer no later than 11:00 a.m. on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one business day) by telephone, telex, facsimile transmission or other acceptable means, the following information ("Purchase Information"):

      1. Exact name in which the Note or Notes are to be registered ("Registered Owner").

      2. Exact address of Registered Owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

      3. Taxpayer identification number of Registered Owner.

      4. Principal amount of each Note in authorized denominations to be delivered to registered owner.

      5. In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to each note.

      6. Stated Maturity of each Note.

      7. Redemption and/or repayment provisions, if any, of each Note.

      8. Trade date of each Note.

      9. Settlement date (Issue Date) of each Note.

     10. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     11. Price.

     12. Net Proceeds to Issuer.

     13. Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars.

     14. Any additional applicable terms of each Note.

     The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days, the Issuer shall verify that the Paying Agent will have adequate time to prepare and authenticate the Notes.

     If the initial interest rate for a Floating Rate Certificated Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 noon, on the Business Day before the settlement date.

     Immediately after receiving the details for each offer for Certificated Notes from the Presenting Agent and in any event no later than 12:00 noon on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Issuer will, if accepting the offer, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Paying Agent. Each such instruction given by the Issuer to the Paying Agent shall constitute a continuing representation and warranty by the Issuer to the Paying Agent and the Agents that (i) the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and (ii) such Notes, when completed, authenticated and delivered, shall constitute the valid and legally binding obligation of the Issuer. The Paying Agent will assign to and enter on each Note a transaction number.

     At such time as the Issuer may determine, but in any event sufficiently in advance of an issuance to allow the Paying Agent time to process the Notes, the Issuer will deliver to the Paying Agent a pre-printed four-ply packet (or such other packet as may be agreed upon between the parties) for such Certificated Notes, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Paying Agent:

     1.  Certificated Note with customer confirmation.

     2.  Stub One - For the Paying Agent.

     3.  Stub Two - For the Presenting Agent.

     4.  Stub Three - For the Issuer.

     The Paying Agent will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and the Stubs One and Two to such Presenting Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Paying Agent. The Paying Agent will send Stub Three to the Issuer by first-class mail or such other means as may be agreed upon by these parties.

Settlement; Note Deliveries and Cash Payment
- --------------------------------------------

     At such time as the Issuer may determine, but in any event sufficiently in advance of an issuance to allow the Paying Agent time to process the Notes, the Issuer will deliver to the Paying Agent a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers'

Certificate and verification thereof, the Paying Agent will cause the Certificated Notes to be completed and authenticated and hold the Certified Notes for delivery against payment.

     The Paying Agent will deliver the Certified Notes, in accordance with instructions from the Issuer, to the Presenting Agent for the benefit of the purchaser only against receipt. The Presenting Agent will acknowledge receipt of the Notes through a broker's receipt. Delivery of the Certified Notes by the Paying Agent will be made only against such acknowledgement of receipt from the Presenting Agent. Upon the Presenting Agent's determination that such Notes have been authenticated, delivered and completed as aforesaid, the Presenting Agent will make, or cause to be made, payment to the Issuer at such account of the Issuer as the Issuer may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission. If the Presenting Agent in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

     The Presenting Agent will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" in Part I above.

Fails
- -----

     In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Presenting Agent will notify the Paying Agent and the Issuer, by telephone, confirmed in writing. If such Certificated Note has been delivered to the Presenting Agent, the Presenting Agent shall return such Note to the Paying Agent. If funds have been advanced for the purchase of such Note, the Paying Agent will, immediately upon receipt of such Note, debit the account of the Issuer for the amount so advanced and the Paying Agent shall refund to the Presenting Agent the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the fail shall have occurred for any reason other than the Presenting Agent's gross negligence or willful misconduct, including but not limited to the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer, or for any other cost or expense; and in no event shall the Issuer be obligated to pay any Commission, as contemplated by the Agency Agreement, with respect to any fail.

     Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Paying Agent will make appropriate entries in its records to reflect the fact that the Note was never issued and the Note will be canceled and disposed of as provided in the Indenture.

PART III:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
           ----------------------------------------------

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations ("Letter") from the Issuer and the Paying Agent to DTC dated as of
   , 1994, and a Medium-Term Note Certificate Agreement between the Paying Agent
and DTC dated as of             , 1994, and its obligations as a participant in
DTC, including "SDFS".


Form, Denominations and Registration
- ------------------------------------

     All Book-Entry Notes of the same tenor and having the same Issue Date, will be represented initially by a single note (a "Global Note") in fully registered form without coupons. Book-Entry Notes will represent Notes denominated in U.S. dollars. Global Notes will be issued in denominations of $100,000 with integral multiples of $1,000 in excess thereof. However, Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest shall be issued only in a minimum aggregate amount of $2,500,000. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.


CUSIP Numbers
- -------------

     The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation ("CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to DTC and the Paying Agent. The Paying Agent will assign CUSIP numbers serially to Global Notes as described below under "Details for Settlement". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Paying Agent has assigned to Global Notes. The Paying Agent will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to DTC.

Transfers and Exchanges for the Purpose of Consolidation
- --------------------------------------------------------

     Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

     The Paying Agent may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Paying Agent) a written notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Paying Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Paying Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Notice of Interest Payment Dates and Regular Record Dates
- ---------------------------------------------------------

     To the extent then known, on the first Business Day of March, June, September and December of each year, the Paying Agent will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day.


Payments of Principal and Interest
- ----------------------------------

     (a)  Payments of Interest Only. Promptly after each Regular Record Date
          -------------------------
(as defined in the Note), the Paying Agent will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Paying Agent the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

     (b)  Payments at Stated Maturity. On or about the first Business Day of
          ---------------------------
each month, the Paying Agent will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the

Paying Agent and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Stated Maturity of such Global Note. The Issuer will pay to the Paying Agent, as the paying agent, the principal amount of such Global Note, together with interest due at such Stated Maturity. Upon surrender of a Global Note, the Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Stated Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and any interest due at the Stated Maturity of such Global Note, the Paying Agent will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

     (c) Payment upon Redemption. The Paying Agent will comply with the terms
         -----------------------
of the Letter with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption ("Redemption Date"), the Issuer shall notify the Paying Agent of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Paying Agent shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Paying Agent shall notify the Issuer and DTC of the CUSIP numbers of the particular Global Notes representing such Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Paying Agent and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Notes on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Notes. The Issuer will pay the Paying Agent, in accordance with the terms of the Indenture, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Paying Agent will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note, the Paying Agent shall cancel any such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice. If a Global Note is to be redeemed in part, the Paying Agent will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

     (d) Manner of Payment. The total amount of any principal and interest due
         -----------------
on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Paying Agent in immediately available funds on such date. The Issuer will make such payment on such Notes by wire transfer to the Paying Agent. The Issuer will confirm instructions regarding payment in writing to the Paying Agent. Prior to 10:00 a.m. on each date of maturity of a Book-Entry Note or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds avaiable for immediate use by DTC, each payment of principal (together with interest thereon) due at maturity on Book-Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry

Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE PAYING AGENT SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM OR INTEREST ON THE BOOK-ENTRY NOTES.

     (e) Withholding Taxes. The amount of any taxes required under applicable
         -----------------
law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement
- ----------------------

     For each offer for Book-Entry Notes accepted by the Issuer, and which are to be represented by one Global Note, the Presenting Agent shall communicate to the Issuer no later than 11:00 a.m. on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business
Day), by telephone, telex, facsimile transmission or other acceptable means, the following information ("Purchase Information"):

     1. Statement that these Book-Entry Notes will be represented by a Global Note registered in the name of Cede & Co.

     2. Exact address of Participant with respect to each Book-Entry Note and, if different, the address for delivery, notices and payment of principal and any premium and interest.

     3.  Principal amount of each Book-Entry Note.

     4.  Principal amount of Global Note representing all Book-Entry Notes.

     5.  Stated Maturity of the Notes.

     6. In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

     7.  Redemption and/or repayment provisions, if any, of the Notes.

     8.  Trade date of the Notes.

     9.  Settlement date (Issue Date) of the Notes.

     10. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     11. Price.

     12. Net Proceeds to Company.

     13. Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase Foreign Currency Notes payable in U.S. dollars.

     14. Any additional applicable terms of the Notes.

     The Issue Date of, and the settlement date for, Book-Entry Notes will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than three Business Days, the Issuer shall verify that the Paying Agent will have adequate time to prepare and authenticate the Global Note(s) which shall represent such Book-Entry Notes.

     If the initial interest rate for a Floating Rate Book-Entry has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 noon (with respect to the next following paragraph) and 2:00 p.m. (with respect to the second following paragraph), as the case may be, on the Business Day before the settlement date.

     Immediately after receiving the details for each offer for Book-Entry Notes from the Presenting Agent and in any event no later than 12:00 noon on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Issuer will, if accepting the offer, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Paying Agent. Each such instruction given by the Issuer to the Paying Agent shall constitute a continuing representation and warranty by the Issuer to the Paying Agent and the Agents that (i) the issuance and delivery of such Global Note representing such Book-Entry Notes has been duly and validly authorized by the Issuer and (ii) such Global Note, when completed, authenticated and delivered, shall constitute the valid and legally binding obligation of the Issuer.

     Immediately after receiving the Purchase Information from the Issuer and in any event no later than 2:00 p.m. on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business
Day), the Paying Agent will assign a CUSIP number to the Global Note representing such Book-Entry Notes and will telephone the Issuer and advise the Issuer of such CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Agent of such CUSIP number. The Paying Agent will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

     1.   The applicable Purchase information.

     2. Initial Interest Payment Date for the Book-Entry Notes represented by such Global Note, number of days by which such date succeeds the Regular Record Date which shall be the Regular Record Date (as defined in the Note), and, if known, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

     3.   Identification as either a Fixed Rate Note or a Floating Rate Note.

     4.   CUSIP number of the Global Note representing such Book-Entry Note(s).

     5. Whether such Global Note will represent any other Book-Entry Note(s) (to the extent known at such time).

     6.   Interest payment periods.

     7. Numbers of the participant accounts maintained by DTC on behalf of the Paying Agent and the Agents.

     Standard & Poor's Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.


Settlement; Global Note Delivery and Cash Payment
- -------------------------------------------------

     The Issuer will deliver to the Paying Agent at the commencement of the program and from time to time thereafter a supply of duly executed Global Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Certificate and verification thereof, the Paying Agent will cause a Global Note to be completed and authenticated no later than 9:00 a.m. on the Settlement Date, and hold such Global Note for delivery against payment.

     Prior to 10:00 a.m. on the Settlement Date, DTC will credit such Note to the Paying Agent's participant account at DTC. At or prior to 2:00 p.m. on the Settlement Date, the Paying Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Global Note to the Paying Agent's participant account and credit such Global Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Paying Agent's settlement account for an amount equal to the price of such Global Note less such Agent's commission (in accordance with SDFS operating procedures in effect on the Settlement Date). The entry of such a deliver order shall constitute a representation and warranty by the Paying Agent to DTC that (i) the Global Note representing such Book-Entry Note(s) has been executed, delivered and authenticated and (ii) the Paying Agent is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Paying Agent and DTC.

     Simultaneously with the giving of such instructions by the Paying Agent, the Presenting Agent will enter an SDFS deliver order through DTC's participant Terminal System instructing DTC (i) to debit such Global Note to the Paying Agent's participant account and credit the underlying Book-Entry Notes to the Participant accounts of the Participants with respect to such Global Note and
(ii) to debit the settlement accounts of such Participants with respect to the underlying Book-Entry Notes and credit the settlement account of such Paying Agent for an amount equal to the price of such Global Note (in accordance with SDFS operating procedures in effect on the Settlement Date).

     Transfers of funds will take place on or prior to 4:45 p.m. on the Settlement Date, subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     The Paying Agent, upon confirming receipt of such funds, will wire transfer the amount transferred to the Paying Agent, in funds available for immediate use, for the account of J.C. Penney Company, Inc., to account no.
       at Chemical Bank, New York, New York (ABA No.       ).

Fails
- -----

     If settlement of a Book-Entry Note is rescheduled or canceled, the Issuer shall notify the Paying Agent, and upon receipt of such notice, the Paying Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., on the Business Day immediately preceding the scheduled Settlement Date.

     If the Paying Agent has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Paying Agent shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Book-Entry Note to the Paying Agent's participant account. DTC will process the withdrawal message, provided that the Paying Agent's participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Paying Agent will mark such Global Note "canceled", make appropriate entries in the Paying Agent's records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediatly reassigned. If withdrawal mesaages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Paying Agent will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Book-Entry Note to such Agent's participant account and crediting such Book-Entry Note to the participant account of the Paying Agent and shall notify the Paying Agent and the Issuer thereof. Thereafter, the Paying Agent, (i) will immediately notify the Issuer, once the Paying Agent has confirmed that such Book-Entry Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Agent an amount equal to the price of such Book-Entry Note which was previously sent by wire transfer to the account of the Issuer maintained at Chemical Bank, and (ii) the Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If the fail shall have occurred for any reason other than the Presenting Agent's gross negligence or willful misconduct, including but not limited to failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer, or for any other cost or expense; and in no event shall the Issuer be obligated to pay any Commission, as contemplated by the Agency Agreement, with respect to any fail.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Paying Agent will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

                                                                       EXHIBIT C



                              PURCHASE AGREEMENT



                                                          , 1994


J.C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas 75024-3698

Attention: Treasurer

     The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated ___________, 1994 (the "Agency Agreement"):

     Principal Amount                      $______________________
     Interest Rate                         ________%
     Maturity Date                         _________________, 19__
     Discount                              ________% of Principal Amount
     Price to be paid to
      Issuer ((in immediately
      available funds))                    $______________________
     ((in New York Clearing
      House (next day) funds)
      Commission to Agent                  $______________________
     Settlement Date                       _______________________


     Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

     This Agreement incorporates by reference all of the provisions of the Agency Agreement (including any Amendment entered into pursuant thereto by the Issuer and the undersigned Agent, to the extent applicable), except provisions of the Agency Agreement relating specifically to solicitation by the Agents, as agents, and except that (i) the phrase "jointly with any other indemnifying party similarly notified" in Section 7(c) and the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement", as used in Section 7(d) of the Agency Agreement, shall be deemed to refer to this Agreement (and not the Agency Agreement) except that in the fifth sentence such term shall be deemed to refer to the Agency Agreement. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

     Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in
Section 2 of the Agency Agreement (it being understood that such representations and warranties shall be deemed to be made as of the date of this Purchase Agreement and references to the Registration Statement and Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended as of the date hereof and as of such Settlement Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

     (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date hereof and at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date;

     (b) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer and its subsidiaries, taken as a whole, which, in our judgment, materially impairs the investment quality of the Securities; and

     (c)  (such other conditions as may be agreed upon among the parties.)

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

      If for any reason our purchase of the above Securities is not consummated, you shall remain responsible for the reasonable expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason the purchase by the undersigned of the above Securities is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of paragraph (b) above, you shall reimburse us, severally, for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Securities and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.


                                      {INSERT NAME OF PURCHASER}



                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:


J. C. Penney Company, Inc.



By:
   --------------------------------
   Name:
   Title:





                                      3